SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 1997

                               AGL RESOURCES INC.
               (Exact Name of Registrant as Specified in Charter)




Georgia                          1-14174                          58-2210952
(State or Other Jurisdiction     (Commission File No.)            (IRS Employer
     of Incorporation)                                      Identification No.)



               303 Peachtree Street, N.E., Atlanta, Georgia 30308
              (Address of Principal Executive Offices) ( Zip Code)



                                 (404) 584-9470
              (Registrant's telephone number, including area code)






                                   Page 1 of 5
                             Exhibit Index on Page 3




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ITEM 5.   OTHER EVENTS

         On September 8, 1997, David R. Jones, President and Chief Executive Officer of AGL Resources Inc. ("AGLR"), a Georgia corporation and the holding company for Atlanta Gas Light Company ("AGLC"), announced the Company's plan for selecting a new President of AGLR. Mr. Jones, who has served AGLR and AGLC for more than 37 years, plans to retire from AGLR in approximately a year and a half when he becomes 62.

         The Board of Directors has appointed its Executive Committee to identify and recommend to the Board an individual to serve as President of AGLR. The Executive Committee will be assisted by an executive search firm and will consider both internal and external candidates for the position.

         Although the Board of Directors will take whatever time is required to complete the search process, it expects to have an individual selected as President by the end of this calendar year. Mr. Jones will continue to serve as Chief Executive Officer during the transition period actively working with the new President.

ITEM 7.   EXHIBITS

          99 Form of Press Release, dated September 8, 1997. See the Exhibit
             Index on page 3 hereof.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             AGL RESOURCES INC.
                                                                  (Registrant)



Date: September 9, 1997                     By:  /s/ J. Michael Riley
                                               -------------------------------
                                                     J. Michael Riley
                                                   Vice President and
                                                   Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.   Description                                         Page No.

      99      Form of Press Release, dated                               4
              September 8, 1997




                                        3

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                                                                       EXHIBIT 1

[NEWS RELEASE LETTERHEAD OF AGL RESOURCES INC. APPEARS HERE]


For Immediate Release      Contact:                           Ross Willis
September 8, 1997                                          (404) 584-3769




AGL Resources Announces Executive Succession Plan

         David R. Jones, President and Chief Executive Officer of AGL Resources Inc., announced today the Company's plan for selecting a new President of the Company. Mr. Jones, who has served the Company for more than 37 years, stated in a letter to Company employees that he plans to retire from the Company in approximately a year and a half when he becomes 62.

         The Board of Directors has appointed its Executive Committee to identify and recommend to the Board an individual to serve as President of AGL Resources Inc. The Executive Committee will be assisted by an executive search firm and will consider both internal and external candidates for the position.

         "Although the Board will take whatever time is required to complete the search process," Jones said, "it expects to have an individual selected as President by the end of this calendar year." He also pointed out that he will continue to serve as Chief Executive Officer during the transition period actively working with the new President.

         Jones added in his letter to employees, "We have an excellent management team in place to pursue our long-term strategy, and we will continue to implement this strategy as we move forward."

         AGL Resources Inc. is the holding company of Atlanta Gas Light Company, the largest natural gas distribution company in the Southeast, serving nearly
1.4 million customers in Georgia and southern Tennessee. Although natural gas distribution is AGL Resources' core business, it also is engaged in other energy-related businesses, including natural gas and power marketing, wholesale and retail propane sales and energy management services.


(A copy of Mr. Jones' letter to Company employees is attached.)


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Copy of Mr. Jones letter to Company employees:



Dear Employee:

         One of the major responsibilities of a Chief Executive Officer and Board of Directors is to plan for management succession. After more than 37 years with our Company, I plan to retire in approximately a year and a half when I become 62. To provide for an orderly transition, the Board of Directors has appointed its Executive Committee to serve as the search committee to identify and recommend the best candidate for President of AGL Resources Inc.

         The search committee has engaged an executive search firm to assist in this effort. Both internal and external candidates will be considered. Although the Board will take whatever time is required to complete the search process, it expects to have an individual selected as President by the end of this calendar year. I will continue to serve as Chief Executive Officer during the transition period, actively working with the new President. We have an excellent management team in place to pursue our long-term strategy, and we will continue to implement this strategy as we move forward.

David R. Jones
President and CEO




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